Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-252962 and 333-239879) pertaining to the 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan of GoHealth, Inc. of our report dated March 16, 2021, with respect to the consolidated financial statements of GoHealth, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Chicago, Illinois
March 16, 2021